Exhibit 99.1

Cardax, Inc. Announces Reverse Stock Split of Common Stock

HONOLULU, JAN 14, 2020 /PRNewswire/ — Cardax, Inc. (OTCQB:CDXI) today announced it will effect a 200-for-1 reverse stock split of its issued and outstanding common stock. Pursuant to the Certificate of Amendment to the Company’s Certificate of Incorporation filed with the Secretary of State of Delaware, the reverse stock split will be effective at 12:01 AM, Eastern Standard Time, on January 15, 2020. Cardax expects that upon the opening of trading on January 15, 2020, its common stock will trade on the OTCQB on a split-adjusted basis under the current symbol “CDXI” and the new CUSIP number 14141D201.

The reverse stock split is in connection with the proposed firm commitment underwritten public offering that is described in the registration statement filed by Cardax, registration file no. 333-233281. Stockholders of record are not required to send in their current stock certificates or evidence of book-entry or other electronic positions for exchange. Following the effectiveness of the reverse stock split, each stock certificate and book-entry or other electronic position representing issued and outstanding shares of Cardax’s common stock will be automatically adjusted. Those stockholders holding common stock in “street name” will receive instructions from their brokers if they need to take any action in connection with the reverse stock split. No fractional shares will be issued as a result of the reverse stock split. Any fractional shares that would result from the reverse stock split will be rounded up to the nearest whole share.

Stockholders should direct any questions concerning the reverse stock split to their broker or Cardax’s transfer agent and registrar, VStock Transfer, LLC, at info@vstocktransfer.com.

About Cardax

Cardax is a development stage biopharmaceutical company primarily focused on the development of pharmaceuticals for chronic diseases driven by inflammation. The Company also has a commercial business unit that markets ZanthoSyn®, a physician recommended astaxanthin dietary supplement for inflammatory health.* CDX-101, the Company’s astaxanthin pharmaceutical candidate, is being developed for cardiovascular inflammation and dyslipidemia, with a target initial indication of severe hypertriglyceridemia. CDX-301, the Company’s zeaxanthin pharmaceutical candidate, is being developed for macular degeneration, with a target initial indication of Stargardt disease. The Company’s pharmaceutical candidates are currently in pre-clinical development, including the planning of IND enabling studies. The safety and efficacy of the Company’s pharmaceutical candidates have not been directly evaluated in clinical trials or confirmed by the FDA.

Media and Investors

Janice Kam

1-808-457-1400

press@cardaxpharma.com

Safe Harbor

This release may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of our company, are generally identified by use of words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “seek,” “strive,” “try,” or future or conditional verbs such as “could,” “may,” “should,” “will,” “would,” or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation, the risks discussed from time to time in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

* These statements have not been evaluated by the Food and Drug Administration. This product is not intended to diagnose, treat, cure, or prevent any disease.